UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 28, 2007 (June 28, 2007)

Conversion Services International, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-30420	20-0101495
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Eagle Rock Avenue, East Hanover, New Jersey	07936
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (973) 560-9400

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Reference is made to that certain Certificate of Designations of the Series B Convertible Preferred Stock of Conversion Services International, Inc. (the “Company”) filed with the Secretary of the State of Delaware, dated August 11, 2006 (“Certificate of Designations”) (filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K, dated August 17, 2006). On August 11, 2006, the Company entered into a Stock Purchase Agreement with Matthew J. Szulik (“Szulik”), pursuant to which the Company issued 20,000 shares of the Company’s newly created Series B Convertible Preferred Stock, $0.001 par value (the “Series B Preferred”).

Upon execution, it was the intent of the Company and Szulik to have the instrument recorded as a component of permanent stockholders equity. However, several provisions in the Certificate of Designations did not initially meet the accounting requirements to allow this classification and, as a result, the instrument was recorded in mezzanine. These provisions have been revised, and the Company and Szulik have agreed to amend the Certificate of Designations as follows:

•
Section 4 - This section now states that a liquidation event will be within the Company’s control and require approval by the majority of the Company’s board of directors as it exists prior to a transaction before the transaction can occur. A hostile takeover event is also excluded from the definition of a liquidation event; and

•
Sections 5(e)(v) and 5(e)(vi) - Both paragraphs now state that the transactions contemplated by each respective paragraph require approval by the majority of the Company’s board of directors as it exists prior to the effect of the transaction before the transaction can occur, and the transaction must be completely in the Company’s control.

All other terms and provisions of the Certificate of Designations remain unchanged.

The information set forth herein with respect to the Certificate of Designations is meant to be a summary only. The entire agreement is attached hereto as an exhibit to this Current Report on Form 8-K.

Item 3.02 Unregistered Sales of Equity Securities.

See Item 1.01 of this Current Report on Form 8-K, which is incorporated herein by this reference, for a description of the terms of a preferred stock instrument which are convertible/exercisable into shares of the Company’s common stock.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

Exhibit Number	Description

4.1	Certificate of Amendment of Certificate of Designations of the Series B Convertible Preferred Stock filed with the Secretary of the State of Delaware, dated June 28, 2007.

This Current Report on Form 8-K may contain, among other things, certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements with respect to the Company’s plans, objectives, expectations and intentions and other statements identified by words such as “may”, “could”, “would”, “should”, “believes”, “expects”, “anticipates”, “estimates”, “intends”, “plans” or similar expressions. These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the Company’s control).

* * *

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONVERSION SERVICES INTERNATIONAL, INC.

Date: June 28, 2007	By:	/s/ Scott Newman
Name: Scott Newman
Title: President, Chief Executive Officer and Chairman